MEDICAL RESOURCES, INC.

Exhibit 11.  Computation of Shares Used For Earnings Per Share Calculation.

                                            Six Months Ended June 30,
                                                1997         1996
                                            ------------  -----------

Primary earnings per share information:

Net income per consolidated statements
 of operations                               $ 7,793,228   $2,904,128
Add:  Interest savings from proceeds
      of conversion of outstanding
      warrants and exercise of stock
      options, net of minority
      interest and income taxes
      Net income used to compute primary
     earnings per share                      $ 7,793,228   $2,904,128
                                             ===========  ===========



Weighted average number of
 outstanding shares                           19,752,585    8,332,699
Add:  Incremental shares issuable
      on conversion of outstanding
      warrants and exercise of
      stock options                            1,168,424      502,364
                                             -----------  -----------
Weighted average number of shares
 used to compute primary earnings
 per share                                    20,921,009    8,835,063
                                             ===========  ===========


Primary earnings per share:
---------------------------
Primary net income per share                $        .37  $       .33
                                             ===========   ==========

MEDICAL RESOURCES, INC.

Exhibit 11.  Computation of Shares Used For Earnings Per Share Calculation.


                                                     Six Months Ended June 30,
                                                         1997         1996
                                                      -----------  ----------
Fully diluted earnings per share information:

Net income per consolidated statements
 of operations                                        $ 7,793,228  $2,904,128
Add:  Interest savings from proceeds
      of conversion of outstanding
      warrants and exercise of stock
      options, net of minority
      interest and income taxes                                       196,085
                                                      -----------  ----------

Net income used to compute fully
     diluted earnings per share                       $ 7,793,228  $3,100,213
                                                      ===========  ==========


Weighted average number of
 outstanding shares                                    19,752,585   8,332,699
Add:  Incremental shares issuable
      on conversion of outstanding
      warrants and exercise of
      stock options                                     2,083,482     502,364
      Incremental shares issuable on
      conversion of convertible
      subordinated debentures                                       1,114,170
      Weighted average number of shares               -----------  ----------

 used to compute fully diluted
 earnings per share                                    21,836,067   9,949,233
                                                      ===========  ==========

Fully diluted earnings per share:
---------------------------------
Fully diluted net income per share                     $      .36 $       .31
                                                        =========  ==========

MEDICAL RESOURCES, INC.

Exhibit 11.  Computation of Shares Used For Earnings Per Share Calculation.


                                             Quarter ended June 30,
                                               1997         1996
                                            -----------  -----------

Primary earnings per share information:

Net income per consolidated statements
 of operations                              $ 4,191,403   $1,606,350
Add:  Interest savings from proceeds
      of conversion of outstanding
      warrants and exercise of stock
      options, net of minority
      interest and income taxes
      Net income used to compute primary
     earnings per share                     $ 4,191,403   $1,606,350
                                            ===========  ===========



Weighted average number of
 outstanding shares                          20,394,823    9,040,268
Add:  Incremental shares issuable
      on conversion of outstanding
      warrants and exercise of
      stock options                           1,440,148      297,160
                                            -----------  -----------
Weighted average number of shares
 used to compute primary earnings
 per share                                   21,834,971    9,337,428
                                            ===========  ===========

Primary earnings per share:
---------------------------
Primary net income per share               $        .19  $       .17
                                            ===========   ==========

MEDICAL RESOURCES, INC.

Exhibit 11.  Computation of Shares Used For Earnings Per Share Calculation.


                                                     Quarter ended June 30,
                                                       1997         1996
                                                    -----------  -----------
Fully diluted earnings per share information:

Net income per consolidated statements
 of operations                                      $ 4,191,403  $ 1,606,350
Add:  Interest savings from proceeds
      of conversion of outstanding
      warrants and exercise of stock
      options, net of minority
      interest and income taxes                                      105,785
                                                    -----------  -----------

Net income used to compute fully
     diluted earnings per share                     $ 4,191,403  $ 1,712,135
                                                    ===========  ===========


Weighted average number of
 outstanding shares                                  20,394,823    9,040,268
Add:  Incremental shares issuable
      on conversion of outstanding
      warrants and exercise of
      stock options                                   2,083,892      375,660
      Incremental shares issuable on
      conversion of convertible
      subordinated debentures                                      1,301,538
      Weighted average number of shares             -----------  -----------

 used to compute fully diluted
 earnings per share                                  22,478,715   10,717,466
                                                    ===========  ===========

Fully diluted earnings per share:
---------------------------------
Fully diluted net income per share                   $      .19  $       .16
                                                      =========   ==========

                                 SIGNATURES
                                 ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Medical Resources, Inc.



                                     By /s/ WILLIAM D. FARRELL
                                      _______________________
                                       William D. Farrell
                                       President
                                       (Chief Operating Officer)



                                     By /s/ JOHN P. O'MALLEY III
                                      _________________________
                                       John P. O'Malley III
                                       Executive Vice President-Finance
                                       (Chief Financial Officer)





Date: August 14, 1997